                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                WavePhore Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY







                                  April __, 1999



Dear Shareholder:


         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of WavePhore, Inc. on Tuesday, May 25, 1999 at 2:00 p.m., Mountain Standard Time, at the Phoenix Airport Marriott, 1101 N. 44th St., Phoenix, Arizona.


         The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report to Shareholders for the year ended December 31, 1998 also is enclosed.

         Please promptly vote, date, sign and return your proxy for the meeting even though you plan to attend. You may vote in person at that time if you so desire.

                                    Sincerely,

                                    David E. Deeds
                                    Chairman, Chief Executive Officer
                                    and President

                                                                PRELIMINARY COPY


                                 WAVEPHORE, INC.
                         3131 E CAMELBACK ROAD, SUITE 320
                             PHOENIX, ARIZONA 85016
                                 (602) 952-5500

             ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            ---------------------------------------------------------

         The Annual Meeting of Shareholders of WavePhore, Inc. will be held on Tuesday, May 25, 1999 at 2:00 p.m., Mountain Standard Time, at the Phoenix Airport Marriott, 1101 N. 44th St., Phoenix, Arizona, to take action on the following matters:

         1. To elect five Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.


         2. To approve an amendment to the Amended and Restated Articles of Incorporation which will change the Company's name to "WAVO Corporation."



         3. To approve an amendment to the Amended and Restated Articles of Incorporation which will increase the number of shares of common stock, without par value ("Common Shares") that the Company is authorized to issue.



         4. To approve an amendment to the Amended and Restated Articles of Incorporation which will increase the number of shares of preferred stock ("Preferred Shares") that the Company is authorized to issue.



         5. To approve an amendment to the Amended and Restated Articles of Incorporation which will delete the designation of the relative rights, preferences and limitations of all series of Preferred Shares other than the Company's Series 1994 Cumulative Convertible Preferred Shares (the "Series 1994 Preferred Shares").



         6. To approve an amendment to the Company's 1997 Incentive Plan increasing the number of shares which may be issued in the aggregate under the Plan, and increasing the total number of shares and amount of cash which may be awarded in any year to any one participant.



         7. To transact such other business as may properly come before the meeting or any adjournment thereof. As of the date of this notice, the Company knows of no other business to be brought before the meeting.


The Board of Directors has fixed the close of business on April 5, 1999 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the meeting.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Douglas J. Reich
                                    Secretary

Dated:  April __, 1999

                                                                PRELIMINARY COPY


                                 WAVEPHORE, INC.
                         3131 E. CAMELBACK ROAD, SUITE 320
                             PHOENIX, ARIZONA 85016
                                 (602) 952-5500

            --------------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 1999

            ---------------------------------------------------------


INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WavePhore, Inc., an Indiana corporation (the "Company"), of proxies for the Annual Meeting of Shareholders to be held on Tuesday, May 25, 1999 at 2:00 p.m., Mountain Standard Time, at the Phoenix Airport Marriott, 1101 N. 44th St., Phoenix, Arizona, and at any adjournment thereof. These Proxy Materials are being mailed to Shareholders commencing approximately April 27, 1999.

         Sending in a signed proxy will not affect a Shareholder's right to attend the meeting and vote in person. Any Shareholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person. All properly executed proxies not revoked will be voted at the meeting in accordance with instructions contained therein.

         A proxy which is signed and returned by a Shareholder of record without specification marked in the instruction boxes will be voted, as to proposals specified in the proxy, in accordance with recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the respective proxies.

         In connection with proxy soliciting material mailed to Shareholders, employees of the Company may communicate with Shareholders personally or by telephone, facsimile, telegraph or mail to solicit their proxies. The Company will pay all expenses related to such solicitations of proxies. The Company will request that brokers, custodians, nominees and fiduciaries forward proxy materials to the beneficial holders, and solicit proxies from them, where appropriate. The

Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.


         Shareholders of record at the close of business on April 5, 1999 are eligible to vote at the meeting. As of the close of business on April 5, 1999, the Company had outstanding 28,605,458 Common Shares. Each such Common Share will be entitled to one vote. Additional shares held in the Company's treasury at April 5, 1999, totaling 506,000 Common Shares, will not be voted. Also as of such date, the Company had outstanding 501,963 Preferred Shares, each of which will be entitled to one vote on each of the proposed amendments to the Amended and Restated Articles of Incorporation, but will not be entitled to vote on any other matter.


         A majority of the Common Shares and a majority of the Preferred Shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for matters on which they are entitled to vote at the Annual Meeting of Shareholders. Shares that are present in person or represented by proxy but abstain from voting are counted for purposes of establishing a quorum, as are shares where a broker holding stock in street name votes the shares on some matters but not others.


         With respect to the six matters expected to come before the Shareholders at the Annual Meeting, assuming a quorum is present,



  - Directors shall be elected by a plurality of the votes cast by the Common Shares present at the meeting,



  - each of the proposed amendments to the Amended and Restated Articles of Incorporation shall be approved if a majority of the total votes cast by the Common Shares and a majority of the total votes cast by Preferred Shares on the matter both favor the action, and



  - the proposed amendment to the 1997 Incentive Plan shall be approved if a majority of the total votes cast by the Common Shares on the matter favor the action.



         If any other matter is properly brought before the meeting, which is not expected to occur, it shall be approved if the votes cast favoring the action exceed the votes cast opposing the action. With respect to the election of Directors, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee, or shares present by proxy where a Shareholder properly withholds authority to vote for such nominee, or broker non-votes, will not be counted towards such nominee's achievement of a plurality. With respect to the other matters to be voted upon, if a Shareholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the meeting for such matter but, since they are not voted for the matter, they are not counted in respect of such matter. With respect to broker non-votes on any such matter, the shares are not considered present at the meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.



                      PROPOSAL 1 -- ELECTION OF DIRECTORS


         The Company's Board of Directors currently consists of six members. Pursuant to the Company's Bylaws, the Board of Directors by resolution has fixed the number of Directors of the Company at five members effective as of the Annual Meeting of Shareholders. Members of the

Company's Board of Directors hold office until the next Annual Meeting of Shareholders or until their successors are elected and have been qualified, or their earlier resignation or removal.

         The Board of Directors has nominated David E. Deeds, R. Glenn Williamson, Kenneth D. Swenson, Glenn Scolnik and J. Robert Collins for election as Directors at the 1999 Annual Meeting of Shareholders. All of such persons currently are Directors of the Company. C. Roland Haden will retire from the Board of Directors effective at the Annual Meeting of Shareholders.

         THE BOARD OF DIRECTORS, WITH EACH RESPECTIVE DIRECTOR ABSTAINING AS TO HIS NOMINATION, UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

         Except where otherwise instructed, proxies will be voted for election of all the nominees for Director. Should any nominee for Director be unwilling or unable to serve as a Director, which is not anticipated, it is intended that the persons acting under the proxy will have discretionary authority to vote for the election of another person in such nominee's stead in accordance with their judgment.

         With respect to Directors who are officers of WavePhore, Inc., the following information concerning positions with WavePhore, Inc. does not include positions as officers or directors of subsidiaries of WavePhore, Inc. which are part of the responsibilities of such persons and for which such persons receive no separate compensation.

         The following information as to principal occupations during the last five years, and other directorships in companies with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended, or registered as an investment company under the Investment Company Act of 1940, as amended, is based upon information furnished by each person and is correct to the best knowledge of the Company.

                             NOMINEES FOR DIRECTORS


                                                  POSITIONS WITH THE COMPANY
                                                  AND PRINCIPAL OCCUPATIONS
   NAME                  AGE  DIRECTOR SINCE      DURING THE LAST FIVE YEARS
   ----                  ---  --------------      --------------------------
David E. Deeds           57       1990        Chairman, Chief Executive Officer and
                                              President of the Company since 2/90.

R. Glenn Williamson      42       1993        Executive Vice President and Chief
                                              Operating Officer of the Company since
                                              4/95, and  its Secretary from 3/93 to 7/96,
                                              and Treasurer from 3/93 to 4/95; Consultant
                                              to the Company from 3/92 to 3/93; Chairman
                                              and Chief Executive Officer of Interactive
                                              Media Technologies, Inc. (multimedia
                                              hardware and software), Scottsdale,
                                              Arizona, from 1988 to 1992.

Kenneth D. Swenson       49       1996        Executive Vice President of the Company
                                              since 12/96; Chief Financial Officer and
                                              Treasurer of the Company since 4/95.  Mr.
                                              Swenson was a partner with Ernst & Young
                                              LLP, an international accounting firm, from
                                              1983 to 1995.


Glenn Scolnik            47      1995         Chief Executive Officer of Hammond,
                                              Kennedy, Whitney & Company, Inc. (private
                                              capital firm), New York City, Chicago and
                                              Indianapolis, since January, 1999;
                                              President since January, 1998; Managing
                                              Director from 1993 to 1998; practicing
                                              attorney, Sommer & Barnard, P.C.,
                                              Indianapolis, Indiana, 1978-1993; Director,
                                              Control Devices, Inc. (automotive,
                                              appliance and electronic parts
                                              manufacturer).

J. Robert Collins, Ph.D  58      1995         Self employed management consultant since
                                              1998 and member of the Adjunct Faculty of
                                              Texas A&M University


                                              since 1998. Previously with E-Systems, Inc.,
                                              a Raytheon Company (defense systems), Dallas,
                                              Texas as Corporate Vice President, Strategic
                                              Planning and Development, from 1993 to 1998;
                                              Vice President, Business Development, 1991-1993;
                                              Product Line Vice President, 1985-1991; Program
                                              Director, Program Manager and System Engineer,
                                              1978-1985.

                      COMMITTEES OF THE BOARD AND MEETINGS

         The Audit Committee of the Board of Directors recommends the engagement or discharge of the Company's independent auditors, reviews year-end financial statements prior to issuance, reviews the audit and non-audit services performed by the independent auditors, and makes appropriate reports and recommendations to the Board of Directors. During the last fiscal year, the Audit Committee consisted of Messrs. Haden and Collins. The Audit Committee held two meetings during 1998.


         The Compensation/Incentive Plan Committee of the Board of Directors reviews matters relating to compensation of the Executive Officers of the Company and makes recommendations thereon to the Board of Directors. In addition, the Compensation/ Incentive Plan Committee determines Incentive Plan Awards for employees, including executives, of the Company. During the last fiscal year, the Compensation Committee consisted of Messrs. Scolnik and Haden. The Compensation/Incentive Plan Committee acted by consent on 19 occasions during 1998.


         The Company's Board of Directors has no nominating committee. Nominations for Directors of the Company are considered by the entire Board of Directors.

         The Board of Directors held five formal meetings during 1998 and acted by consent on seven occasions. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he served.


PROPOSALS 2, 3, 4 AND 5 TO APPROVE AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION



          The Board of Directors has approved four separate proposed amendments to the Company's existing Amended and Restated Articles of Incorporation by the adoption of new Amended and Restated Articles of Incorporation (the "Amended and Restated Articles of Incorporation"). The amendments set forth in the Amended and Restated Articles of Incorporation will



  - change the Company's name to "WAVO Corporation",



  - increase the number of shares of Common Shares that the Company is authorized to issue,



  - increase the number of shares of Preferred Shares that the Company is authorized to issue, and



  - delete the designation of the relative rights, preferences and limitations of all series of Preferred

Shares other than the Company's Series 1994 Preferred Shares


               PROPOSAL 2 - CHANGE OF CORPORATE NAME



          The Company was formed on November 13, 1990 under the name WavePhore, Inc. The Company is proposing to change its name to "WAVO Corporation" as part of a comprehensive plan to more clearly articulate the Company's new direction and the new products the Company is introducing, and to facilitate the adoption of new names and logos with respect thereto. WAVO has been the Nasdaq symbol for the Company's Common Shares since the Company's initial public offering in 1994, and the Company is frequently referred to as "WAVO" by persons familiar with the symbol. The Company expects that the proposed name change will eliminate some confusion with respect to the Company's current name and assist in creating a unified corporate identity.



          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO CHANGE THE COMPANY'S NAME TO "WAVO CORPORATION."



               PROPOSAL 3 - INCREASE IN AUTHORIZED COMMON SHARES

          The Company is currently authorized to issue 50,000,000 Common Shares. The proposed amendment to the Amended and Restated Articles of Incorporation will amend Article III of the existing Amended and Restated Articles of Incorporation to increase the number of authorized Common Shares from 50,000,000 to 100,000,000. The proposed increase in authorized shares is being made primarily for the following reasons:

     * to permit the Company to enter into potential future funding transactions involving the issuance of additional shares;

     * to permit the Company to issue additional shares as consideration in potential future mergers or acquisitions;

     * to issue additional shares pursuant to incentive plans;

     * to permit the Company to declare potential future stock splits and/or stock dividends; and

     * to permit the Company to issue additional shares for other general corporate purposes.



          As of April 7, 1999, there were 29,111,458 Common Shares issued and outstanding, including 506,000 shares held as treasury stock. In addition, there were 10,531,506 Common Shares authorized but unissued that were reserved for specific purposes: 960,454 were reserved for the exercise of outstanding warrants; 8,769,089 were reserved for Incentive Plans, including the exercise of outstanding employee stock options; 300,000 were reserved for the Directors Stock Plan, including exercise of outstanding director stock options; and 501,963 were reserved for issuance upon potential future conversion of the Series 1994 Preferred Shares. Of the 506,000 shares held as treasury stock, 445,000 are reserved for the exercise of an option. As a result, as of April 7, 1999, there were 10,357,036 Common Shares authorized but unreserved. If this Proposal 3 is approved, there will be 60,357,036 Common Shares authorized but unreserved. The increase in authorized Common Shares is not necessary to provide shares for the proposed increase in shares available under the 1997 Incentive Plan (See Proposal 6 - Amendment To 1997 Incentive Plan).

          Under separate provisions in agreements entered into by the Company when it acquired WavePhore Labs, Inc. (formerly Gsquared, Inc.), and eWatch, Inc., the Company may have to issue an indeterminate number of Common Shares to the former shareholders of WavePhore Labs, Inc. and eWatch, Inc. as incentive payouts. The number of shares the Company may have to issue to the former shareholders of these two entities will be based on the future financial results of these acquired businesses. The Company has not reserved any Common Shares for these potential payouts. The Company believes that the number of existing authorized but unreserved shares is adequate to meet these potential payouts, and that the increase in authorized Common Shares is not necessary to provide shares for these potential payouts.

          Other than the Common Shares reserved for the exercise of warrants and options, the conversion of the Series 1994 Preferred Shares, and potential incentive payouts to the former shareholders of WavePhore Labs, Inc. and eWatch, Inc., there are, at present, no plans, understandings, agreements, or arrangements concerning the issuance of additional Common Shares.



          Authorized but unissued Common Shares of the Company may be issued for such consideration as the Board of Directors determines to be adequate, which could have a dilutive effect on certain shareholders. The shareholders may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of The Nasdaq Stock Market and the judgment of the Board of Directors. Shareholders have no preemptive rights to subscribe to newly issued shares of the Company's capital stock. Having a substantial number of authorized and unreserved Common Shares, as well as Preferred Shares, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of WavePhore (See Proposal 4 - Increase in Authorized Preferred Shares). Management could use the additional shares to resist a takeover effort. This could delay, defer, or prevent a change in control.



          The Board of Directors believes that the proposed increase in the number of authorized Common Shares will provide the flexibility needed to meet corporate objectives and that such proposed increase is in the best interests of the Company and its shareholders.



          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.


               PROPOSAL 4 - INCREASE IN AUTHORIZED PREFERRED SHARES

          The Company is currently authorized to issue 10,000,000 Preferred Shares. The proposed amendment to the Amended and Restated Articles of Incorporation will amend Article III of the existing Amended and Restated Articles of Incorporation to increase the number of authorized Preferred Shares from 10,000,000 to 25,000,000. The proposed increase in authorized shares is being made primarily for many of the same reasons we are proposing an increase in the number of authorized Common Shares. They are:

          - to permit the Company to enter into potential future funding transactions involving the issuance of additional shares;

          - to permit the Company to issue additional shares as consideration in potential future mergers or acquisitions; and

          - to permit the Company to issue additional shares for other general corporate purposes.

          The Company has in the past issued four separate series of Preferred Shares. Only one of these series, the Series 1994 Preferred Shares, remains outstanding (See Proposal 5 - Deletion of Designation of Certain Series of Preferred Shares). As of April 7, 1999, there were 501,963 Series 1994 Preferred Shares outstanding. There are no authorized Preferred Shares that are reserved for specific purposes. As a result, as of April 7, 1999, there were 9,498,037 Preferred Shares authorized but unreserved. If this Proposal 4 is approved there will be 24,498,037 Preferred Shares authorized but unreserved.

          If this increase in authorized Preferred Shares is approved, the Board of Directors may issue the additional authorized shares without any further shareholder approval. The Board of Directors, without the approval of shareholders, may fix the rates, preferences, privileges, and restrictions, including voting rights, of the Preferred Shares, which typically are senior to the rights of the Common Shares. Furthermore, holders of Preferred Shares may have other rights, including economic rights, senior to the Common Shares. Having a substantial number of authorized and unreserved Preferred Shares, as well as Common Shares, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of WavePhore (See Proposal 3 - Increase in Authorized Common Shares). Management could use the additional shares as a means to resist a takeover effort. This could delay, defer, or prevent a change in control. Any issuance of the Preferred Shares could also result in a dilution in the ownership interests of all shareholders.

          The Company does not have any plans to issue any Preferred Shares, including the Preferred Shares that would be available if Proposal 4 is approved. The Board of Directors believes that the proposed increase in the number of authorized Preferred Shares will provide the flexibility needed to meet corporation objectives and that the proposed increase is in the best interests of the Company and its shareholders.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES.


               PROPOSAL 5 - DELETION OF DESIGNATION OF CERTAIN SERIES OF
                            PREFERRED SHARES

          In accordance with the Company's existing Amended and Restated Articles of Incorporation and Indiana Code 23-1-25-2, the Board of Directors has, from time to time, created various series of the Preferred Shares, of which only the Series 1994 Preferred Shares are currently outstanding. The Board of

Directors has proposed the deletion of the designation of the relative rights, preferences and limitations of all series of Preferred Shares other than the Series 1994 Preferred Shares.



        The designation of a new series of Preferred Shares involves amending the Articles of Incorporation to set forth all of the various rights, preferences and limitations of the shares. These "designations" can add numerous pages to the Articles of Incorporation. The Company at one time had outstanding Preferred Shares in five separate series. They were Series A, Series B, Series C, 10% Convertible, and Series 1994. There are no longer any Series A, Series B, Series C or 10% Convertible Preferred Shares outstanding. Therefore, the terms and provisions that were previously included in the Articles of Incor-poration for the Series A, Series B, Series C and 10% Convertible Preferred Shares are no longer necessary. If Proposal 5 is approved, the provisions of the Amended and Restated Articles of Incorporation relating to the Series A, Series B, Series C and 10% Convertible Preferred Shares will be deleted. This change will streamline the existing Amended and Restated Articles of Incor-poration to reflect more accurately the capitalization of the Company. The
Board of Directors will retain the authority to create new series of Preferred Shares in the future in accordance with the provisions of the Amended and Restated Articles of Incorporation and the Indiana Business Corporation Law
(see Proposal 4 -- Increase in Authorized Preferred Shares).






          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO DELETE THE DESIGNATION OF THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ALL SERIES OF PREFERRED SHARES OTHER THAN THE SERIES 1994 PREFERRED SHARES.

            PROPOSAL 6 -- PROPOSED AMENDMENT TO 1997 INCENTIVE PLAN


         The Board of Directors is seeking Shareholder approval for an amendment to the 1997 Incentive Plan (the "Incentive Plan"). The amendment was adopted by the Board of Directors on March 5, 1999. The amendment to the Incentive Plan would increase from 4,000,000 to 10,000,000 the maximum number of Common Shares which may be issued under the Incentive Plan. The Incentive Plan currently specifies that the maximum number of Common Shares for which Incentive Awards may be granted to any one Participant shall not exceed 500,000 shares in any one calendar year, subject to adjustments for certain changes in the capitalization of the Company. The proposed amendment to the Incentive Plan would increase this amount to 5,000,000 shares. In addition, the Incentive Plan currently provides that the total of all cash payments to any one Participant pursuant to the Incentive Plan in any one calendar year shall not exceed $500,000. The proposed amendment to the Incentive Plan would increase this amount to $5,000,000.

         As of April 12, 1999, the Company had issued, or reserved for issuance, an aggregate of 3,312,000 Common Shares pursuant to options granted under the 1997 Incentive Plan, or approximately 83% of the 4,000,000 Common Shares currently authorized for the 1997 Incentive Plan. The Company's Board of Directors believes the proposed amendment to the Incentive Plan will give the Company the requisite flexibility to award appropriate incentive compensation to officers, employees, consultants and advisors in a variety of circumstances and situations which may arise in the future.

         The Incentive Plan is intended to conform to the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), relating to tax deductibility, including the requirement that such a plan specify the number of options which may be granted to any individual over a specified period.

         The following summary of the Incentive Plan is subject to the complete terms of the Incentive Plan.

         Shares which may be issued under the Incentive Plan may be authorized but unissued Common Shares or treasury shares, at the discretion of the Committee (the "Committee") of not fewer than two Directors appointed by the Board to administer the Incentive Plan. Each member of the Committee must be a "non-employee Director" within the meaning of Rule 16b-3(b)(3) promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended.

         The Incentive Plan provides for the grant of (i) non-qualified stock options; (ii) incentive stock options; (iii) limited stock appreciation rights;
(iv) tandem stock appreciation rights; (v) stand-alone stock appreciation rights; (vi) shares of restricted stock; (vii) shares of phantom stock; and
(viii) stock bonuses (collectively, "Incentive Awards"). In addition, the Incentive Plan provides for the grant of cash bonuses payable when a Participant is required to recognize income for federal income tax purposes in connection with the vesting of shares of restricted stock or the grant of a stock bonus. Employees, officers and Directors of the Company, and consultants and advisors of the Company, and its subsidiaries are eligible to participate in the Incentive Plan.

         The Committee determines which persons receive grants of Incentive Awards, the type of Incentive Awards granted and the number of shares subject to an Incentive Award. However, any grants of Incentive Awards to non-employee Directors shall be determined by the Board of Directors, rather than the Committee. Subject to the terms of the Incentive Plan, the Committee also determines the prices, expiration dates and other material features of the Incentive Awards granted under the Plan. The Committee may, in its absolute discretion, (i) accelerate the date on which an option or stock appreciation right granted under the Incentive Plan becomes exercisable; (ii) accelerate the date on which a share of restricted stock or phantom stock vests and waive any conditions imposed by the Committee on the vesting of a share of restricted stock or phantom stock; and (iii) grant Incentive Awards to a Participant on the condition that the Participant surrender to the Company for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies.

         The Committee has the authority to interpret and construe any provision of the Incentive Plan and to adopt such rules and regulations for administering the Incentive Plan as it deems necessary. All decisions and determinations of the Committee are final and binding on all parties. The Company will indemnify each member of the Committee against any cost, expense or liability arising out of any action, omission or determination relating to the Incentive Plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interests of the Company.

         The Incentive Plan has no fixed termination date, but may be terminated at any time by the Board of Directors. Incentive Awards outstanding as of the date of any such termination will not be affected or impaired by the termination of the Incentive Plan. The Board of Directors may amend, alter, or discontinue the Incentive Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a Participant without the Participant's consent, except such an amendment which is necessary to cause any Incentive Award or transaction under the Incentive Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3, or (ii) disqualify any Incentive Award or transaction under the Incentive Plan from the exemption provided by Rule 16b-3. In addition, no such amendment may be made without the approval of the Company's Shareholders to the extent such approval is required by law or agreement. The Committee may suspend a Participant's rights to exercise any Incentive Award, pending a determination by the Board of Directors, if the Committee reasonably believes that a Participant has committed an act of misconduct as described in the Incentive Plan. If the Board of Directors determines that a Participant has committed such an act of misconduct, such Participant's rights to exercise an Incentive Award shall be terminated.

A summary of the significant features of the Incentive Awards follows:

         NON-QUALIFIED AND INCENTIVE STOCK OPTIONS. The exercise price of each non-qualified stock option ("NQO") granted under the Incentive Plan shall be such price as the Committee shall determine on the date on which such NQO is granted, which price shall not be less than that required by applicable law. The exercise price of each incentive stock option ("ISO") granted under the Incentive Plan shall be not less than 100% (110% if the Participant is a 10% or more Shareholder) of the Fair Market Value (as defined in the Incentive Plan) of a Common Share of the Company on the date on which such ISO is granted and the aggregate Fair Market Value of such shares shall not exceed $100,000 during any calendar year when first exercisable. (Non-qualified stock options and incentive stock options shall hereinafter be referred to collectively as "Options.") Each Option shall be exercisable for a period, not to exceed ten years (five years for an ISO granted to a Participant who is a 10% or more Shareholder), established by the Committee on the date on which such Option is granted. The exercise price shall be paid in cash or, subject to the approval of the Committee, in shares of Common Stock valued at their Fair Market Value on the date of exercise.

         Except in the event of the retirement at age 60 or later, death or disability of an optionee, or the termination of the employment of an optionee for cause (as defined in the Incentive Plan), Options are exercisable only while an optionee is employed by the Company or within one month after such employment has terminated to the extent that such Options were exercisable on the last day of employment. In the event of the retirement at age 60 or later, death or disability of an optionee, Options are exercisable within one year after such death or disability to the extent that such Options were exercisable on the last day of employment. In the event of the termination of the employment of an optionee for cause, all Options held by such optionee terminate immediately. Unless the Committee provides otherwise, (i) no right or interest of a Participant in any Incentive Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary, and (ii) no Incentive Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

         Upon the occurrence of a Change in Control of the Company, all Options become fully and immediately exercisable and shall remain vested in the holder in a manner such that the holder may continue to exercise an option, limited stock appreciation right ("LSAR") or tandem stock appreciation right ("Tandem SAR") as if still employed even if no longer so employed. A "Change in Control" is defined in the Incentive Plan as: (i) the acquisition at any time by a "person" or "group" (excluding David E. Deeds, his affiliates, the Company, a Subsidiary of the Company or an employee benefit plan of the Company or any Subsidiary) of direct or indirect beneficial ownership of securities representing 20% or more of the combined voting power in the election of Directors of the Company or any successor of the Company; (ii) the termination of service as Directors, for any reason other than death, disability or retirement from the Board of Directors, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board of Directors, unless the election of or nomination for election of each new Director during such period was approved by vote of at least two-thirds of the Directors still in office who were Directors at the beginning of the period; (iii) approval by the Shareholders of the Company of any merger or consolidation or statutory share exchange as a result of which the Common Shares shall be changed, converted or exchanged (other than a merger or share exchange with a wholly-owned Subsidiary of the Company), or liquidation of the Company, or any sale or disposition of 50% or more of the assets or earning power of the Company; or (iv) approval by the Shareholders of the Company of any merger, or consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were Shareholders of the Company immediately prior to the effective date of the merger, or consolidation, or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of Directors of the surviving corporation following the effective date of such merger, or consolidation, or statutory share exchange; provided, however, that no change in control shall be deemed to have occurred if, prior to such time as a change in control would otherwise be deemed to have occurred, the Company's Board of Directors deems otherwise.

         LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant, in connection with any Option granted under the Incentive Plan, a LSAR with respect to a number of shares not exceeding the number of shares subject to the Option. A LSAR may be granted at the same time as, or subsequent to the time that, its related option is granted. The exercise of an LSAR with respect to a number of shares causes the cancellation of the Option to which it relates with respect to an equal number of shares. The exercise of an Option with respect to a number of shares causes the cancellation of the LSAR to which it relates with respect to an equal number of shares.

         LSARs are generally exercisable during the 60 day period following a Change in Control, but only to the extent that their related Options are exercisable. The exercise of an LSAR included with an NQO with respect to a number of shares entitles the Participant to an amount in cash, for each such share, equal to the excess of (i) the greater of (a) the highest price per Common Share of the Company paid in connection with the Change in Control of the Company in connection with which the LSAR became exercisable, and (b) the Fair Market Value of a Common Share of the Company on the date of such Change in Control, over (ii) the exercise price of the related NQO. The exercise of an LSAR included with an ISO with respect to a number of shares entitles the Participant to an amount in cash, for each such share, equal to the excess of (i) the Fair Market Value of a Common Share of the Company on the date of exercise, over (ii) the exercise price of the related ISO.

         TANDEM STOCK APPRECIATION RIGHTS. The Committee may grant, in connection with any Option, a Tandem SAR with respect to a number of Common Shares of the Company not exceeding the number of shares subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. The exercise of a Tandem SAR with respect to a number of shares causes the cancellation of its related Option with respect to an equal number of shares. The exercise of an Option with respect to a number of shares causes the cancellation of its related Tandem SAR to the extent that the number of shares subject to the Option after its exercise is less than the number of shares subject to the Tandem SAR.

         A Tandem SAR is exercisable at the same time and to the same extent as its related Option. The exercise of a Tandem SAR with respect to a number of shares entitles the Participant to an amount in cash, for each such share, equal to the excess of (i) the Fair Market Value of a Common Share of the Company on the date of exercise over (ii) the exercise price of the related Option.

         STAND-ALONE STOCK APPRECIATION RIGHTS. The Committee may grant stand-alone stock appreciation rights ("Stand-Alone SARs") under the Incentive Plan, the exercise price of which shall be such price as the Committee shall determine on the date on which such Stand-Alone SAR is granted. A Stand-Alone SAR shall be exercisable for a term, not to exceed ten years, established by the Committee on the date on which such Stand-Alone SAR is granted. The exercise of a Stand-Alone SAR with respect to a number of shares entitles the Participant to an amount in cash, for each such share, equal to the excess of (i) the Fair Market Value of a Common Share of the Company on the date of exercise over (ii) the exercise price of the Stand-Alone SAR, except that the exercise of a Stand-Alone SAR after a Change in Control of the Company entitles the Participant to an amount, for each share subject to the exercise, equal to the per share amount to which the Participant would be entitled if he exercised an LSAR.

         Except in the event of the retirement at age 60 or later, death or disability of an optionee, or the termination of the employment of an optionee for cause (as defined in the Incentive Plan), Stand-Alone SARs are exercisable only while an optionee is employed by the Company or within one month after such employment has terminated to the extent that such Stand-Alone SARs were exercisable on the last day of employment. In the event of the retirement at age 60 or later, death or disability of an optionee, Stand-Alone SARs are exercisable within one year after such death or disability to the extent that such Stand-Alone SARs were exercisable on the last day of employment. In the event of the termination of the employment of an optionee for cause, all Stand-Alone SARs held by such optionee terminate immediately.

         Upon the occurrence of a Change of Control of the Company, all Stand-Alone SARs become fully and immediately exercisable.

         RESTRICTED STOCK. A grant of shares of restricted stock represents the promise of the Company to issue Common Shares of the Company on a predetermined date (the "Issue Date") to a Participant, provided the Participant is continuously employed by the Company until the Issue Date. Prior to the vesting of the shares, the shares are not transferable by the Participant and are forfeitable. Vesting of the shares occurs on a second predetermined date (the "Vesting Date"). The terms of the grant may require that the Participants have been continuously employed by the Company until the Vesting Date. The Committee may, at the time shares of restricted stock are granted, impose additional conditions, such as, for example, the achievement of specified performance goals, to the vesting of the shares. Vesting of some portion of, or all, shares of restricted stock may occur upon the termination of the employment of a Participant other than for cause prior to the vesting date. If vesting does not occur, shares of restricted stock are forfeited.

         Upon the occurrence of a Change in Control, all shares of restricted stock which have not vested, or been canceled or forfeited, vest automatically.

         The Committee may grant, in connection with a grant of shares of restricted stock, a cash "tax" bonus, payable when an employee is required to recognize income for federal income tax purposes with respect to such shares. The tax bonus may not be greater than 50% of the Fair Market Value of the shares of restricted stock at the time the income is required to be realized.

         PHANTOM STOCK. Phantom stock, representing the right to the economic equivalent of a grant of restricted stock, payable in cash, may be granted by the Committee, subject to such conditions as the Committee determines. Shares of phantom stock are subject to the same vesting requirements as are shares of restricted stock. In addition, the value of a share of phantom stock (whether or not vested) is paid immediately upon the occurrence of a Change in Control of the Company. The Committee may not grant any cash bonus in connection with the grant of shares of phantom stock.

         STOCK BONUSES. Bonuses payable in Common Shares may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines.

         CASH BONUSES. The Committee may grant, in connection with a restricted stock grant or stock bonus, a cash "tax" bonus, payable when an employee is required to recognize income for federal income tax purposes with respect to such restricted stock grant or stock bonus. The tax bonus may not be greater than 50% of the Fair Market Value of the restricted stock grant or stock bonus at the time the income is required to be realized.

         ADJUSTMENTS. The grant of an LSAR, Tandem SAR or cash bonus shall not reduce the number of Common Shares with respect to which Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan. In the event that any outstanding Option or Stand-Alone SAR expires, terminates or is canceled for any reason (other than by reason of the exercise of a related LSAR or a Tandem SAR), the Common Shares subject to the unexercised portion of such Option or Stand-Alone SAR shall again be available for grants under the Plan. In the event that any shares of Restricted Stock or Phantom Stock, or any Common Shares granted in a Stock Bonus are forfeited or canceled for any reason, such shares shall again be available for grants under the Plan.

         The Incentive Plan provides for an adjustment in the number of Common Shares available to be issued under the Incentive Plan, the number of shares subject to Incentive Awards, and the exercise prices of certain Incentive Awards upon certain changes in the capitalization of the Company, a stock dividend or split, a merger or consolidation, a combination or exchange of shares, and certain other similar events. The Incentive Plan also provides for the termination of Incentive Awards upon the occurrence of certain corporate events.

         TAX WITHHOLDING. The Incentive Plan provides that Participants may elect to satisfy certain federal income tax withholding requirements by remitting to the Company cash or, subject to certain conditions, including Committee approval, Common Shares of the Company or by instructing the Company to withhold shares payable to the Participant. In addition, the Incentive Plan provides that, at the election of a Participant, an unrelated broker-dealer acting on behalf of the Participant may exercise Options granted to the Participant and immediately sell the shares acquired on account of the exercise to raise funds to pay the exercise price of the Option and the amount of any withholding tax which may be due on account of the exercise.

FEDERAL INCOME TAX CONSEQUENCES

         NQOs. A Participant will not be deemed to receive any income at the time an NQO is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an NQO is exercised the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the exercise price of the NQO and the Fair Market Value of the shares received on the exercise of the NQO. In the event that a Participant cannot sell at a profit the shares acquired on exercise of an NQO without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, the recognition of income in respect of such exercise may be delayed until such shares may be resold without incurring such liability (generally six months after the date of exercise), and in such case the amount of such ordinary income will be computed as of the date of recognition based upon the Fair Market Value of the shares on that date. If, however, a Participant subject to Section 16(b) of the Securities Exchange Act of 1934 files an appropriate election under Section 83(b) of the Code with the IRS within thirty days of his exercise of the NQO, such Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the Fair Market Value, on the date of exercise, of the shares received upon exercise. The Company will be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income realized by the Participant.

         Upon any subsequent sale of the shares acquired upon the exercise of an NQO, any gain (the excess of the amount received over the Fair Market Value of the shares on the date ordinary income was recognized) or loss (the excess of the Fair Market Value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date or recognition and otherwise will be a short-term capital gain or loss.

         If all or any part of the exercise price of an NQO is paid by the Participant with Common Shares (including, based upon regulations under the Code, shares previously acquired on exercise of an ISO), no gain or loss will be recognized on the shares surrendered in payment. The number of shares received on such exercise of the NQO equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the NQO for an exercise price equal to the consideration, if any, paid by the Participant in cash. The Participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction will not be affected by whether the exercise price is paid in cash or in Common Shares.

         ISOs. A Participant will not be deemed to receive any income at the time an ISO is granted or exercised. If a Participant does not dispose of the shares acquired on exercise of an ISO within two years after the grant of the ISO and one year after the exercise of the ISO, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) will be a long-term capital gain or loss.

         If the Participant sells the shares acquired on exercise of an ISO within two years after the date of grant of the ISO or within one year after the exercise of the ISO, the disposition is a "disqualifying disposition," and the Participant will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the Fair Market Value of the shares at the time the ISO was exercised over the exercise price will be treated as compensation to the Participant, taxable as ordinary income, and the balance (if any) will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the ISO was exercised. If the Participant sells the shares in a disqualifying disposition at a price that is below the exercise price, the loss will be a short-term capital loss if the Participant has held the shares for one year or less and otherwise will be a long-term capital loss. Special rules apply to Participants who are Officers or Directors of the Company and who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

         If a Participant uses shares acquired upon the exercise of an ISO or a "qualified stock option" (within the meaning of Section 422 of the Code) to exercise an ISO, and the sale of the shares so surrendered for cash on the date of surrender would be a disqualifying disposition of such shares, the use of such shares to exercise an ISO also would constitute a disqualifying disposition. In such case, regulations under the Code appear to provide that tax consequences described above with respect to disqualifying dispositions would apply, except that no capital gain would be recognized with respect to such disqualifying disposition. In addition, the basis of the surrendered shares would be allocated to the shares acquired upon exercise of the ISO, and the holding period of the shares so acquired would be determined in a manner prescribed in regulations under the Code.

         If a Participant uses shares acquired upon the exercise of an ISO or a qualified stock option to exercise an ISO and such use of such shares does not constitute a disqualifying disposition of the shares so surrendered or, if the Participant uses other shares of the Company to exercise an ISO, the Participant will not recognize any income or gain or loss upon exercise of the ISO. In such case, the basis of the surrendered shares would be allocated to the shares acquired upon exercise of the ISO, and the holding period of the shares so acquired would be determined in a manner prescribed in regulations under the Code.

         Upon a disqualifying disposition of an ISO, the excess of the Fair Market Value of shares acquired on exercise of an ISO over the aggregate exercise price of such shares is an item of tax preference for purposes of the alternative minimum tax, and may in certain circumstances subject a Participant to an alternative minimum tax on the amount of such excess.

         The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the Participant has compensation taxable as ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction of an equivalent amount in the taxable year of the Company in which the disqualifying disposition occurs.

         LSARs, TANDEM SARs AND STAND-ALONE SARs. A Participant will not be deemed to receive any income at the time an LSAR, Tandem SAR or Stand-Alone SAR is granted, nor will the Company be entitled to a deduction at that time. However, when any part of the LSAR, Tandem SAR or Stand-Alone SAR is exercised, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the amount of cash received before deduction of taxes. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income realized by the Participant.

         RESTRICTED STOCK. A Participant will not be deemed to receive any income at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a deduction at that time.

However, when shares of restricted stock vest, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the Fair Market Value of the shares of restricted stock on the date on which they vest. If, however, a Participant files an appropriate election under Section 83(b) of the Code with the IRS within thirty days of the issuance of the restricted stock, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the Fair Market Value of the shares of restricted stock on the date on which they are issued. The Participant will not be entitled to a deduction if the restricted stock is subsequently forfeited. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income realized by the Participant.

         Upon any sale of vested restricted stock, any gain (the excess of the amount received over the Fair Market Value of the shares on the date ordinary income was recognized) or loss (the excess of the Fair Market Value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date of recognition and otherwise will be a short-term capital gain or loss.

         PHANTOM STOCK. A Participant will not be deemed to receive any income at the time shares of phantom stock are granted, nor will the Company be entitled to a deduction at that time. However, when phantom stock vests, the Participant will be deemed to have received compensation taxable as ordinary income in the amount of the cash received before deduction of taxes. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income realized by the Participant.

         STOCK BONUS. Upon the receipt of a stock bonus, a Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the Fair Market Value of the stock at the date received. The Company will be entitled to a deduction in an amount equal to ordinary income realized by the Participant.

         Upon any sale of shares received as a stock bonus, any gain (the excess of the amount received over the Fair Market Value of the shares on the date ordinary income was recognized) or loss (the excess of the Fair Market Value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date of recognition and otherwise will be a short-term capital gain or loss.

         CASH BONUS. Upon the receipt of a cash bonus, a Participant will be deemed to have received compensation taxable as ordinary income in the amount of the cash received. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income realized by the Participant.

         CONSIDERATION. The Indiana Business Corporation Law provides that rights, options or warrants may be issued by the Company with or without consideration. If consideration is received by the Company for the granting of an Incentive Award under the Incentive Plan, such consideration may include, among others, the Participant's agreement to employment or continued employment by the Company, the Participant's surrender for cancellation of a previously granted Incentive Award, or such other consideration as the Committee may deem appropriate.

         OTHER INFORMATION. The closing market price of the Company's Common Shares on The Nasdaq Stock Market on April 12, 1999 was $8.8125. As of April 12, 1999, the Company had approximately 182 employees and three non-employee Directors eligible to participate in the Incentive Plan.

         INCENTIVE PLAN BENEFITS. As of April 12, 1999, no awards had been granted under the Incentive

Plan which were contingent upon shareholder approval of the proposed amendment to the Incentive Plan. See "Compensation of Executive Officers and Directors" for information regarding awards previously granted to such persons under the Incentive Plan.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1997 INCENTIVE PLAN.


                               EXECUTIVE OFFICERS

         The Executive Officers of the Company, their ages, positions with the Company, and business experience, are as follows:

        Name                  Age                   Position
        ----                  ---                   --------

David E. Deeds                57          Chairman of the Board, Chief
                                          Executive Officer and President

R. Glenn Williamson           42          Executive Vice President and Chief
                                          Operating Officer

Kenneth D. Swenson            49          Executive Vice President, Chief
                                          Financial Officer and Treasurer


Bruce B. Cross                57          Executive Vice President


Douglas J. Reich              55          Senior Vice President, General Counsel
                                          and Secretary

Joseph A. Meza                44          Vice President - Human Resources

         DAVID E. DEEDS has been Chairman of the Board, Chief Executive Officer and President of the Company since February 1990. He is also Chairman of the Board of Directors and Chief Executive Officer of WavePhore Networks, Inc., WavePhore Newscast, Inc., WavePhore WaveTop, Inc., WavePhore Labs, Inc., eWatch, Inc. and WavePhore Canada, Inc. Mr. Deeds was co-founder of Conseco, Inc. ("Conseco"), a New York Stock Exchange-listed financial services holding company, and was President, co-Chief Executive Officer and a Director of Conseco from 1979 until retiring in 1988. Mr. Deeds has over 29 years of executive level experience in management and finance of companies.

         R. GLENN WILLIAMSON has been Executive Vice President and Chief Operating Officer of the Company since April 1995, and a Director of the Company since March 1993. He is also a director of WavePhore Networks, Inc., WavePhore Newscast, Inc., WavePhore WaveTop, Inc., WavePhore Labs, Inc., and eWatch, Inc., and President of WavePhore Canada, Inc.. He was Secretary of the Company from March 1993 to July 1996, and its Treasurer from March 1993 to April 1995. He was a consultant to the Company from March 1992 to March 1993. From 1988 to 1992, Mr. Williamson was Chairman and Chief Executive Officer of Interactive Media Technologies, Inc. ("IMT"), a multimedia hardware company. From 1987 to 1988 and from 1990 to 1991, Mr. Williamson was also President of IMT.

         KENNETH D. SWENSON has been Executive Vice President and Director of the Company since December 1996 and its Chief Financial Officer and Treasurer since April 1995. He is also Treasurer of WavePhore Networks, Inc., WavePhore Newscast, Inc., WavePhore WaveTop, Inc., WavePhore Labs, Inc., eWatch, Inc. and WavePhore Canada, Inc. Mr. Swenson was a partner with Ernst & Young LLP, an international professional services firm, from 1983 to 1995, with responsibilities including coordination of audit, tax and business consulting services. Mr. Swenson received a B.B.A. degree in accounting from the University of Notre Dame.

         BRUCE B. CROSS has been Executive Vice President of the Company since June 1998. He was President of WavePhore WaveTop, Inc. from September 1997 to June 1998. Previously, Mr. Cross was Executive Vice President of the Company from December 1996 to September 1997, Senior Vice President of the Company from April 1995 to December 1996, Vice President from July 1993 to April 1995, and Director of Marketing from January 1993 to July 1993. From 1991 to 1992, Mr. Cross operated a private sales and marketing consulting firm, which provided consulting services to the Company, among other clients, and also operated a retail business as a sole proprietor.

         DOUGLAS J. REICH has been Senior Vice President of the Company since December 1996, and General Counsel and Secretary of the Company since July 1996. He is also Secretary of WavePhore Networks, Inc., WavePhore Newscast, Inc., WavePhore WaveTop, Inc., WavePhore Labs, Inc., eWatch, Inc. and WavePhore Canada, Inc., Mr. Reich, an attorney, was a shareholder in the law firm of Krys Boyle Golz Reich Freedman and Scott, P.C. from 1986 to June 1996. Mr. Reich received a B.S. degree in Economics and a Juris Doctor degree from the University of Wisconsin - Madison.

         JOSEPH A. MEZA has been Vice President-Human Resources of the Company since August 10, 1998. Prior thereto, Mr. Meza had 19 years of progressively involved Human Resource management experience with Bank of America. Mr. Meza is a graduate of the Graduate School of Human Resource Management through the American Bankers Association, completed at the University of Colorado.

         All executive officers serve at the discretion of the Board of Directors.


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the last fiscal year, its officers, directors and greater than ten percent beneficial owners complied with applicable Section 16(a) filing requirements.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated Executive Officers other than the CEO (collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE(1)

                                                                                        Long - Term
                                                                                       Compensation
                                                       Annual Compensation                Awards
                                                  ---------------------------------   ---------------
            Name and                                                       Other        Securities          All
            Principal                                                      Annual       Underlying         Other
            Position                      Year    Salary       Bonus   Compensation   Options/SARs(2)   Compensation(3)
            --------                      ----    ------       -----   ------------   ---------------   ---------------
David E. Deeds
  Chief Executive Officer and President   1998   $290,000        $0       $3,906(4)      1,100,000          $3,833
                                          1997    290,000         0        7,180(4)              0           1,534
                                          1996          0         0        7,832(4)        200,000               0

R. Glenn Williamson
  Executive Vice President and            1998   $220,000        $0       $    0           550,000          $2,635
  Chief Operating Officer                 1997    220,000         0            0           200,000(5)        1,483
                                          1996    150,000         0            0           100,000               0

Kenneth D. Swenson
  Executive Vice President, Chief         1998   $200,000        $0       $    0           550,000          $3,022
  Financial Officer and Treasurer         1997    200,000         0            0            75,000(6)        2,212
                                          1996    125,000         0            0           125,000               0
Bruce B. Cross
   Executive Vice President               1998   $175,000        $0       $    0           550,000          $3,625
                                          1997    175,000         0            0           162,500(7)        2,317
                                          1996     92,000         0            0           100,000               0
Douglas J. Reich
  Senior Vice President, General          1998   $150,000        $0       $    0           125,000          $3,400
  Counsel and Secretary                   1997    150,000         0            0           122,000(9)        2,087
                                          1996     67,500(8)      0            0           150,000               0

----------

(1) Pursuant to the Rules of the Securities and Exchange Commission, certain columns otherwise required by the table have been omitted where no compensation has been awarded to, earned by, or paid to any of the Named Executive Officers required to be reported in that column in any fiscal year covered by the table.

(2) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights, granted each year.

(3) Amounts shown represent the Company's contribution to the Amended WavePhore, Inc. Profit Sharing Plan and Trust ("401(k) Plan") and the taxable benefit of excess group term life insurance for the benefit of such persons.

(4) This amount represents lease fees paid by the Company for a car used by Mr. Deeds for business purposes.

(5) Includes 100,000 shares underlying a 1995 option grant repriced in 1997.

(6)      Includes 25,000 shares underlying a 1995 option grant repriced in 1997.

(7)      Includes 37,500 shares underlying a 1995 option grant repriced in 1997.

(8) Mr. Reich became an employee of the Company on July 1, 1996. His annual compensation for 1996 was $135,000.

(9) Includes 12,000 shares underlying a 1995 option grant and 100,000 shares underlying a 1996 option grant which were repriced in 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------
                       Number of        Percentage of
                       Securities    Total Options/SARs
                       Underlying         Granted to       Exercise
                      Options/SARs       Employees in        Price       Expiration        Grant Date
          Name         Granted(1)         Fiscal 1998     (per share)       Date        Present Value(2)
          ----         ----------         -----------     -----------   -------------   ----------------
David E. Deeds         500,000(3)            9.9%            $13.00       Oct. 7, 2003     $3,825,000
                       600,000(3)           11.9%            $4.125      Oct. 11, 2003     $1,458,000

R. Glenn Williamson    200,000(3)            4.0%            $13.00       Oct. 7, 2003     $1,530,000
                       350,000(3)            6.9%            $4.125      Oct. 11, 2008      $ 850,500

Kenneth D. Swenson     200,000(3)            4.0%            $13.00       Oct. 7, 2003     $1,530,000
                       350,000(3)            6.9%            $4.125      Oct. 11, 2008      $ 850,500

Bruce B.Cross          200,000(3)            4.0%            $13.00       Oct. 7, 2003     $1,530,000
                       350,000(3)            6.9%            $4.125      Oct. 11, 2008     $  850,500

Douglas J. Reich        75,000(3)            1.5%            $13.00      April 7, 2004     $  573,750
                        50,000(3)            1.0%            $4.125      Oct. 11, 2008     $  121,500

----------

(1) Amounts shown represent the number of non-qualified stock options, without tandem stock appreciation rights ("SARs"), granted in 1998. Payment must be made in full upon exercise in cash or, with the consent of the Compensation/Incentive Plan Committee, in Common Shares of the Company. With the consent of the Compensation/Incentive Plan Committee, the option holder may elect to have Common Shares issuable upon exercise of options withheld by the Company to pay withholding taxes due.

(2) Grant date present value is based on the Black-Scholes option valuation model. The estimated values under the model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates. The estimated values use the following significant assumptions: volatility was .88; dividend yield equals 0%; risk-free interest rates (yield to maturity of 5 year treasury note at grant date) range from 3.9% to 5.8%. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using the Black-Scholes model.

(3)      These options are presently exercisable.

            AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                       Number of Securities
                                                      Underlying Unexercised        Value of Unexercised
                                                         Options/SARs at         In-the-Money Options/SARs
                      Shares Acquired    Value          Fiscal Year End(1)            at Fiscal Year End
       Name             on Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
       ----             -----------     --------   -----------   -------------   -----------   -------------
David E. Deeds                  0              0    1,300,000             0       $2,575,041            0

R. Glenn Williamson             0              0      850,000             0       $1,644,595            0

Kenneth D. Swenson        100,000       $840,808      725,000             0       $1,515,558            0

Bruce B. Cross                  0              0      812,500             0       $1,605,734            0

Douglas J. Reich          100,000       $798,500       72,000       125,000       $   63,304     $195,315

----------

(1)      No SARs were outstanding at December 31, 1998.


         COMPENSATION OF DIRECTORS

         The Company pays each non-employee director an annual retainer of $10,000, plus $1,000 per Board meeting and $750 per Board Committee meeting held on a date separate from a Board meeting. The Company also reimburses directors for their expenses incurred in attending Board meetings. Pursuant to the 1995 Non-employee Director Stock Plan, non-employee directors of the Company are each granted an option immediately following each annual meeting of shareholders of the Company which option may be exercised to purchase 10,000 Common Shares of the Company, at a purchase price equal to 100% of the market price of such shares on the date of grant. Such stock options are exercisable for a five year period commencing six months after the date of grant. In accordance with the provisions of such Plan, on May 13, 1998 C. Roland Haden, Glenn Scolnik and J. Robert Collins each were granted an option to purchase 10,000 Common Shares of the Company exercisable at the price of $13.51 per share during the period commencing on November 13, 1998 and expiring on November 13, 2003. On October 12, 1998, Messrs. Haden, Scolnik and Collins were each issued Non-Qualified Stock Options under the 1997 Incentive Plan to purchase 15,000 Common Shares at the exercise price of $4.125 per share during the period commencing on January 12, 1999 and expiring on October 11, 2008.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Haden and Scolnik are the members of the Compensation/Incentive Plan Committee of the Board of Directors of the Company. The Compensation/Incentive Plan Committee reviews matters relating to compensation of the executive officers of the Company and makes recommendations thereon to the Board of Directors. In addition, the Compensation/Incentive Plan Committee determines Incentive Plan awards for employees, including executives, of the Company.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMMITTEE RESPONSIBILITIES

         The Compensation Committee of the Board of Directors (the "Committee") is comprised of two non-employee Directors. Committee responsibilities, with respect to the compensation of executive officers, including the Named Executive Officers, of the Company, include the review and recommendations relative to the following compensation elements:

         -        Base salary levels of the executive officers of the Company;

         -        The Company's performance-based compensation plan;

         -        The Company's stock-based compensation plan;

         -        All employment agreements and amendments thereof;

         -        All aspects of the Company's retirement plan; and

         - The process and substance of all other aspects of compensation.

         OVERALL COMPENSATION PHILOSOPHY

         The Company's underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's Common Share price.

         The overall objectives of the Company's executive compensation strategy are:

         -        To attract and retain the best possible talent;

         - To provide long-term incentives to these executives to achieve the goals inherent in the Company's business strategy; and

         - To link executive and stockholder interests through equity-based plans.

         The basic elements of the Company's executive compensation packages are base salary and long-term incentive compensation. The Committee's policies with respect to each of these elements, including the basis for the compensation of Mr. David E. Deeds, the Company's Chief Executive Officer, and the Named Executive Officers, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to each individual, including severance plans, insurance and other benefits. All actions of the Committee with respect to executive compensation for 1998 were subsequently unanimously approved by the Board of Directors.

         IRC SECTION 162(m)

         The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the

"Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility in structuring compensation arrangements. The Committee intends to make every effort to ensure that compensation awarded to the Company's executives is fully deductible. The regulations implementing
Section 162(m) have not required any changes in the Company's current executive compensation program in order to maintain the deductibility of executive compensation where the Company anticipates a deduction. Pursuant to the recommendation of the Committee and the Board of Directors, in 1997 the Shareholders approved the adoption of an Executive Management Incentive Plan which provides for performance-based compensation of the Company's executives in accordance with the provisions of Section 162(m) of the Code.

         BASE SALARIES

         Individual salaries for specified executives are reviewed annually and adjustments are made based on the Committee's subjective judgment as to individual responsibilities and performance over time. In reviewing the individual performance of executives other than the Chief Executive Officer, the Committee takes into account the views of the Chief Executive Officer.

         With respect to the fiscal year ended December 31, 1998, the Committee reviewed the base salaries of its executive officers and did not recommend any increase in base salaries to the Named Executive Officers. In the future, the Company's approach to base compensation will be to continue to bring salaries into a competitive position where appropriate. The effect of this strategy will be to control the fixed portion of compensation costs, while placing significant emphasis on the "at-risk" component, or long-term incentive compensation, as discussed below.

         LONG-TERM INCENTIVE COMPENSATION

         The Company maintains, for key executives of the Company, a stock-based compensation plan, which allows the Committee to award non-qualified stock options to the individuals it selects. Awards under the Company's stock-based compensation plan directly link potential participant rewards to increases in shareholder value.

         The Company historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of the Company's Common Stock on the date of the grant and become exercisable from the date of grant or up to a three year period thereafter. This approach is designed to encourage the creation of shareholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that share price appreciation occurs.

         In May, 1997, the Shareholders approved the 1997 Incentive Plan. The Compensation Committee has the discretion to determine the terms and conditions of options under the 1997 Incentive Plan. During 1998, the Compensation Committee made the following new grants to Named Executive Officers:

         David E. Deeds - 500,000 options exercisable at $13.00; 600,000 options exercisable at $4.125

         R. Glenn Williamson - 200,000 options exercisable at $13.00; 350,000 options exercisable at $4.125

         Kenneth D. Swenson - 200,000 options exercisable at $13.00; 350,000 options exercisable at $4.125

         Bruce B. Cross- 200,000 options exercisable at $13.00; 350,000 options exercisable at $4.125

         Douglas J. Reich - 75,000 options exercisable at $13.00; 50,000 options exercisable at $4.125

The exercise price of such options was equal to the fair market value of the underlying Common Shares on the date of grant. The Committee considered the amount of options already held by such executive officers in determining the amount of the 1998 grants.

CEO COMPENSATION

         From the date Mr. Deeds became Chief Executive Officer of the Company in 1990 through the end of 1996, he chose not to receive any compensation from the Company for his services. With the Company's transition from a research and development company to an operating company in 1996, the Committee determined that it was appropriate that Mr. Deeds receive a salary commencing on January 1, 1997, and that he participate in the Incentive Plan, consistent with the salaries and stock-based compensation of the other senior executives of the Company. Mr. Deeds received a salary of $290,000 for 1998, and was granted options to purchase 500,000 Common Shares, exercisable at $13.00 per share, and options to purchase 600,000 Common Shares, exercisable at $4.125 per share, which exercise prices were equal to the fair market value of the Common Shares on such date.

         CONCLUSION

         Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.



                                    The Members of the
                                    Compensation Committee

                                    Glenn Scolnik
                                    C. Roland Haden, Ph.D

                  [TOTAL RETURN TO STOCKHOLDERS LINE GRAPH]

                          TOTAL RETURN TO STOCKHOLDERS
                     (Assumes $100 investment on 10/21/94)

TOTAL RETURN ANALYSIS      10/21/94  12/30/94  12/29/95  12/31/96  12/31/97  12/31/98
---------------------      --------  --------  --------  --------  --------  --------
WavePhore, Inc.                $100      $ 55      $176       $63      $ 85      $ 73
Peer Group                      100        87       170        95        64       156
Nasdaq Composite (US)           100        98       139       170       208       292
S&P High Tech Comp.             100       103       148       207       265       444


WavePhore, Inc. Peer Group includes Data Broadcasting Corp. and NewsEdge,Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares, as of March 19, 1999, of
(i) each person known by the Company to beneficially own 5% or more of the outstanding Common Shares, (ii) each current director and nominee for director of the Company, (iii) each Named Executive Officer of the Company and (iv) all current directors and executive officers as a group. Such information is based upon information furnished by each such person and is correct to the best knowledge of the Company. In certain cases, shares required under rules of the Securities and Exchange Commission to be shown as beneficially owned are shares as to which the indicated person holds only rights to acquire within 60 days through the exercise of stock options or otherwise. Unless otherwise stated, the indicated persons have sole voting and investment power with respect to the shares listed. Except as otherwise indicated below, the address for each holder of more than 5% of the Company's outstanding Common Shares is the principal office of the Company. The indicated percentages are based upon the number of Common Shares of the Company outstanding as of March 19, 1999, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.

                                                     NUMBER              PERCENT
NAME                                                OF SHARES             OWNED
----                                                ---------             -----
David E. Deeds                                      5,364,861(1)          17.6%

R. Glenn Williamson                                   885,500(2)           3.0%

Kenneth D. Swenson                                    725,200(3)           2.5%

Bruce B. Cross                                        828,900(4)           2.8%

Douglas J. Reich                                      197,000(5)           0.7%

Joseph A. Meza                                         25,000(6)           0.1%

C. Roland Haden                                       135,000(7)           0.5%

Glenn Scolnik                                         100,000(8)           0.3%

J. Robert Collins                                      75,000(9)           0.3%

All Officers and Directors
  as a group (9 persons)                            8,336,461(10)         25.4%

----------

(1) Includes 501,963 Common Shares issuable upon conversion of Series 1994 Preferred Shares and options to purchase 1,300,000 Common Shares.

(2) 35,500 of these shares are held in a trust of which he is trustee and a beneficiary. Includes options to purchase 850,000 Common Shares.

(3) 200 of these shares are held by his spouse. Includes options to purchase 725,000 Common Shares.

(4)      Includes options to purchase 812,500 Common Shares.

(5)      Includes options to purchase 197,000 Common Shares.

(6)      Includes options to purchase 25,000 Common Shares.

(7) 70,000 of these shares are held in a family trust of which he is co-trustee and a beneficiary. Includes options to purchase 65,000 Common Shares.

(8) 25,000 of these shares are jointly held with his spouse. Includes options to purchase 75,000 Common Shares.

(9)      Includes options to purchase 75,000 Common Shares.

(10) Includes options to purchase a total of 4,124,500 Common Shares and 501,963 Common Shares issuable upon conversion of Series 1994 Preferred Shares.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         David E. Deeds, the Company's Chairman, Chief Executive Officer and President, owns 501,963 shares of the Company's Series 1994 Preferred Shares. The Series 1994 Preferred Shares have a stated value of $11.00 per share and are convertible at any time into Common Shares equal to the aggregate value of the Series 1994 Preferred Shares divided by the conversion price, as defined, which was initially set at $11.00 per share and is subject to adjustment in certain circumstances. The Series 1994 Preferred Shares are non-voting and accrue cumulative dividends at the rate of 10% per annum, payable when, as and if declared by the Board of Directors of the Company. The Company's Board of Directors approved the declaration of a 10% per annum cash dividend upon the Series 1994 Preferred Shares, payable as of April 28, 1998 and October 28, 1998. Pursuant to such dividend declarations, the Company paid or accrued a total of $552,156 in dividends on Mr. Deeds' Series 1994 Preferred Shares during the fiscal year ended December 31, 1998.

         In 1998, the Company paid a total of $459,600 to an entity owned by Mr. Deeds in connection with the Company's rental of certain equipment from such entity.

         During 1995 and 1996, the Company loaned an aggregate of $461,000 to R. Glenn Williamson, Executive Vice President, Chief Operating Officer and Director, pursuant to promissory notes bearing interest at 10% per annum. The total unpaid principal and accrued interest on such notes was repaid in April 1998.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP acted as the Company's independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 1998. The Company's Board of Directors has not yet appointed auditors to serve in such capacity for the current fiscal year ending December 31, 1999.

         A representative of Ernst & Young LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date hereof, the Company knows of no matter, other than those referred to herein, which will be presented at the Annual Meeting of Shareholders. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of Proxy will vote the proxies in accordance with their best judgment.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Shareholder proposals intended to be presented at the Company's Annual Meeting of Shareholders in 2000 must be received by the Company's Secretary at the Corporation's executive offices no later than November 24, 1999.


April __, 1999

                                                                PRELIMINARY COPY
P R O X Y

                                 WAVEPHORE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David E. Deeds, R. Glenn Williamson and Kenneth
D. Swenson Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the Common Shares of WavePhore, Inc. held of record by the undersigned on April 5, 1999, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 25, 1999, and at any adjournment thereof.

     1.   ELECTION OF DIRECTORS.

          FOR all nominees listed below (except as   WITHHOLD AUTHORITY to vote
          marked to the contrary below)              for all nominees listed below

     DAVID E. DEEDS; R. GLENN WILLIAMSON; KENNETH D. SWENSON; GLENN SCOLNIK;
     J. ROBERT COLLINS

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

               --------------------------------------------------


      2. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION WHICH WILL CHANGE THE COMPANY'S NAME TO "WAVO CORPORATION."

            [    ] FOR         [    ] AGAINST          [   ] ABSTAIN

      3. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION WHICH WILL INCREASE THE NUMBER OF SHARES OF COMMON STOCK, WITHOUT PAR VALUE, FROM 50,000,000 TO 100,000,000.

            [    ] FOR         [    ] AGAINST          [   ] ABSTAIN

      4. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION WHICH WILL INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK FROM 10,000,000 TO 25,000,000.

            [    ] FOR         [    ] AGAINST          [   ] ABSTAIN

      5. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION WHICH WILL DELETE THE DESIGNATION OF THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ALL SERIES OF PREFERRED SHARES OTHER THAN THE COMPANY'S SERIES 1994 CUMULATIVE CONVERTIBLE PREFERRED SHARES.

            [    ] FOR         [    ] AGAINST          [   ] ABSTAIN



      6. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 INCENTIVE PLAN INCREASING THE NUMBER OF SHARES WHICH MAY BE ISSUED IN THE AGGREGATE UNDER THE PLAN AND INCREASING THE TOTAL NUMBER OF SHARES AND AMOUNT OF CASH WHICH MAY BE AWARDED IN ANY YEAR TO ANY ONE PARTICIPANT.

            [ ] FOR               [ ] AGAINST                   [ ] ABSTAIN

      7. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND IN FAVOR OF THE PROPOSALS LISTED ABOVE.


                             PLEASE SIGN HERE EXACTLY AS NAME APPEARS HEREON.


Dated:______________, 1999   __________________________________________________
                             Signature

                             Signature (if held jointly)

                             NOTE: Signatures should be identical with the name(s) indicated hereon. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.